Exhibit 23.5




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-38420-01) of Applied Digital Solutions, Inc. (formerly Applied Cellular Technology, Inc.) of our report dated April 6, 1999 (except for Note 13, which is as of June 4, 1999) relating to the financial statements of Bostek, Inc. and Affiliate, which appears in Applied Digital Solutions, Inc.'s amended current report on Form 8-K/A dated August 12, 1999.



/s/ DI PESA & COMPANY
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DI PESA & COMPANY
Certified Public Accountants
September 26, 2000